SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
_____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 2, 2004 (March 29, 2004)

VitalStream Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-17020	87-0429944

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jenner, Suite 100, Irvine, California		92618

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(949) 743-2000

(Former Name or Former Address, if Changed Since Last Report)

Item 12.          Results of Operation and Financial Condition.

               On March 29, 2004, VitalStream Holdings, Inc. issued a press release announcing its financial results for the year ended December 31, 2003. The text of the press release is set forth beginning on the following page.

VitalStream

NEWS ANNOUNCEMENT                                                   FOR IMMEDIATE RELEASE
Investor Relations Contact:	Art Sida
VitalStream, Inc.
949/743-2000
asida@vitalstream.com

VITALSTREAM HOLDINGS REPORTS RESULTS FOR THE YEAR ENDED 2003

IRVINE, Calif., March 29, 2004 - VitalStream(R) Holdings Inc. (OTC:VSTH), the parent company of VitalStream Inc., today announced its results for the year ended December 31, 2003.

               The Company reported revenues of $7,000,535 in the year ended December 31, 2003, reflecting an 84.9% increase over the $3,786,980 recorded in the year ended 2002. For the year ended December 31, 2003, VitalStream recorded a net loss of $1,055,310 representing a 51.7% decrease compared to its net loss of $2,186,627 recorded in the year ended 2002.

               The Company also recorded an EBITDA loss of $214,357 for the year ended December 31, 2003, reflecting a decrease of 85.6% compared to its EBITDA loss of $1,492,295 recorded in the year ended December 31, 2002.

               While the Company's revenues jumped 84.9% in 2003 as compared with 2002, the Company's cost of revenue as a percentage of revenue declined from 48.7% in 2002 to 45.8% in 2003. As a result of the sharp increase in revenue and the relatively lower cost of service as a percentage of revenue, the Company's gross profit increased by approximately $1.85 million. At the same time, the Company was able to hold the increase of its other operating expenses to approximately $558,000, or 13.3%. The sharp gains in gross profit coupled with the relatively modest increase in operating expenses enabled the Company to decrease its EBITDA loss by 85.6% to a loss of $214,357 for 2003.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

               VitalStream has reported EBITDA losses (earnings/loss from continuing operations, excluding interest income (expense), income taxes, depreciation and amortization) of $214,357 and $1,492,295 for the year ended December 31, 2003 and 2002, respectively. EBITDA is not a measure used in financial statements reported in accordance with generally accepted accounting principles, does not represent funds available for discretionary use and is not intended to represent cash flow from operations as measured under generally accepted accounting principles. EBITDA should not be considered as an alternative to net loss or net cash used in operating activities. VitalStream's calculation of EBITDA may not be comparable to the computation of similarly titled measures of other companies.

               VitalStream's management uses EBITDA as a measure of its operating performance. In addition, VitalStream believes that EBITDA may be useful to existing and potential creditors of VitalStream, and to any analysts and investors that follow VitalStream's performance, because it is one measure of the income generated that is available to service debt and capital leases. In addition, VitalStream's ability to prepay the $1.1 million in 7% Convertible Promissory Notes issued on September 30, 2003 is contingent upon, among other things, its debt to EBITDA ratio being less than or equal to two.

               VitalStream's net loss from continuing operations for the year ended December 31, 2003 and 2002, respectively, was $1,055,310 and $2,186,627. Reconciliation of net loss from continuing operations to EBITDA is as follows:

	For the Year ended December 31,
	2003	2002

Loss from continuing operations	$(1,055,310)	$(2,186,627)

Depreciation and amortization	688,324	638,567

Interest expense, net	150,229	54,165

Income tax expense	2,400	1,600

	$(214,357)	$(1,492,295)

- more -

FINANCIAL SUMMARY

	For the Year ended December 31,
	2003	2002

	(all numbers in 000's, except per share data)
Revenues	$7,001	$3,787

Cost of Revenue	3,207	1,843

Gross Profit	3,794	1,944

Operating Expenses	4,748	4,190

Loss From Operations	$(954)	$(2,246)

Net Loss	$(1,055)	$(2,187)

Loss Per Share	$(0.04)	$(0.10)

Weighted Average Shares Outstanding	29,708	21,413

About VitalStream, Inc.

               VitalStream, Inc., a wholly-owned subsidiary of VitalStream Holdings, Inc. (OTC: VSTH), is a global provider of integrated content delivery services that enable businesses to broadcast their digital media and communications to worldwide audiences via the Internet. The Company provides complete solutions, including audio and video streaming, live event broadcasting, media asset management, integrated web hosting and consulting services, that seamlessly integrate with today's leading streaming media technologies. To ensure a worldwide reach, VitalStream engineered its award-winning content delivery network certified for quality delivery in the United States, Europe and Asia. For more information, call 800-254-7554 or visit www.vitalstream.com.

Forward-Looking Statements

This news release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of the Company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the Company's revenue may decrease on a quarter over quarter basis because of a slower than projected growth in the demand for digital broadcast and streaming services, the risks that the Company's existing customers may cease to use the Company's services and/or may not use the Company's services at the projected rate, uncertainties regarding the future demand for the Company's products and services generally, the inability of the Company to compete or the competitive advantage of companies that compete or may compete in our markets, the risk that the Company's operational efficiency may not continue to improve, the risk that the Company may be unable to obtain capital necessary to continue operations and fuel growth, the risk that the Company may experience technical or security problems that injure its business or increase its operating costs, and/or uncertainties regarding our ability to pursue our proposed business strategy. More detailed information about these factors and others is set forth in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Such forward-looking statements speak only as of the date of this release. The Company is under no obligation (and expressly disclaims any obligation) to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

VitalStream Holdings, Inc.

Date:	April 2, 2004	By:	/s/ Philip N. Kaplan

Philip N. Kaplan Chief Operating Officer